UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2009

TechniScan, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah		84106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 521-0444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) Previous Independent Accountants

On December 1, 2009, the Audit Committee of the Board of Directors of TechniScan, Inc. (the "Company") approved the dismissal of George Stewart, CPA ("Stewart") as the Company’s independent registered public accounting firm, effective as of December 1, 2009. The audit report of Stewart on the Company’s consolidated balance sheets as of December 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended ("Audit Period") did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report contained an explanatory paragraph stating that "as discussed in Note 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that may result from the outcome of this uncertainty."

The Company's annual reports for the Audit Period do not include an attestation report of Stewart regarding internal control over financial reporting. Management's report was not subject to attestation by Stewart pursuant to temporary rules of the Securities and Exchange Commission that permitted the Company to provide only management's report in the annual reports. Therefore Stewart was not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting at December 31, 2008 and 2007 included in Item 9A of the Company's 10-K filings.

During the Audit Period and subsequent interim period through December 1, 2009, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Stewart on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stewart, would have caused Stewart to make reference to the subject matter of the disagreements in its reports.

During the Audit Period and the subsequent interim period through December 1, 2009, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Stewart with a copy of this report, and has requested that Stewart furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with the statements made above. A copy of Stewart’s letter dated December 7, 2009 is attached as Exhibit 16.1 to this report.

(b) New Independent Accountants

On December 1, 2009, the Audit Committee of the Board of Directors of the Company approved the engagement of Tanner LC ("Tanner") as the Company’s new independent registered public accounting firm, effective as of December 1, 2009. Tanner will audit the Company's consolidated financial statements for the year ending December 31, 2009, and will conduct review engagements on the Company's quarterly financial statements on an ongoing basis thereafter. During the Audit Period and the subsequent interim period through December 1, 2009, neither the Company nor anyone on its behalf consulted with Tanner with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Tanner concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 16.1 Letter dated December 7, 2009 from George Stewart, CPA to the Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

December 7, 2009	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter dated December 7, 2009 from George Stewart, CPA to the Securities and Exchange Commission